UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2024

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 964-0096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	IT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2024 Annual Meeting of Stockholders of Gartner, Inc. (the “Company”) was held on June 6, 2024. With respect to the three proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of twelve nominees to the Company’s Board of Directors:

Name	For	Against	Abstain	Broker Non-Votes
Peter E. Bisson	66,578,978	1,845,460	22,293	4,104,928
Richard J. Bressler	63,442,060	4,983,427	21,244	4,104,928
Raul E. Cesan	66,347,645	2,076,722	22,364	4,104,928
Karen E. Dykstra	66,215,598	2,210,221	20,912	4,104,928
Diana S. Ferguson	66,554,757	1,871,125	20,849	4,104,928
Anne Sutherland Fuchs	61,645,362	6,780,465	20,904	4,104,928
William O. Grabe	56,445,634	11,979,006	22,091	4,104,928
José M. Gutiérrez	68,006,223	419,121	21,387	4,104,928
Eugene A. Hall	67,276,173	1,149,699	20,859	4,104,928
Stephen G. Pagliuca	65,952,991	2,472,567	21,173	4,104,928
Eileen M. Serra	67,675,416	750,110	21,205	4,104,928
James C. Smith	63,070,063	5,355,072	21,596	4,104,928

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Votes For	62,885,497
Votes Against	5,528,950
Abstentions	32,284
Broker Non-Votes	4,104,928

Proposal 3 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year:

Votes For	69,135,595
Votes Against	3,396,769
Abstentions	19,295

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 11, 2024	By:	/s/ Craig W. Safian

Craig W. Safian Executive Vice President and Chief Financial Officer